THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this March 22, 2001, by and between InsynQ Inc., whose business address is:
1101 Broadway Plaza, Tacoma, WA 98402 (the "Company"), and Metromedia Research Group LLC, whose business address is 200 Water Street, Suite 2512, New York, NY, 10038 (the "Consultant").

WHEREAS, InsynQ Inc. desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, brokerage houses, potential investors or shareholders and various media; and

WHEREAS, InsynQ Inc. which is publicly held with its common stock trading on the Over the Counter Bulletin Board Exchange (symbol - "ISNQ"); and

WHEREAS, CONSULTANT is willing to accept COMPANY as a client.

WHEREAS, CONSULTANT is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about private and publicly traded companies; and is in the business of providing investor relations services, public relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities, financing arrangements, private placements and other related programs, services and products; and

WHEREAS, COMPANY requires investor relations services and desires to employ and/or retain CONSULTANT to provide such services as an independent contractor, and CONSULTANT is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

1. CONSULTING SERVICES: CONSULTANT shall seek to make COMPANY, its management, its products, and its financial situation and prospects, known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.

It is expressly acknowledged by both parties that the entire objective of the service performed by the Company is to gain exposure of ISNQ through the course of this agreement, and not to artificially inflate share prices, trading volume or any other prohibited activity.

2. ACTIVITIES NOT WITHIN THIS AGREEMENT. It is acknowledged and agreed by the Client that the Company is not rendering legal advice or performing accounting services. It is also acknowledged that the Company is not acting in place of an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws.

3. TERM OF AGREEMENT. This agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of
( 90 days ) and must be renewed in writing by both COMPANY and CONSULTANT if
desired.   It is expressly acknowledged and agreed by and between the parties hereto that CONSULTANT shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down-payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by CONSULTANT.

4. COMPENSATION. In full consideration of the services to be provided hereunder, the Company agrees to compensate the Consultant by payment in the amount of 200,000 144 restricted shares of ISNQ stock. Payment will be made prior to onset of the campaign.

5. EARLY TERMINATION. In the event COMPANY fails or refuses to cooperate with CONSULTANT, or fails or refuses to make timely payment of the compensation set forth above, CONSULTANT shall have the right to terminate any further performance under this Agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and CONSULTANT shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of CONSULTANT 's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

6. REPRESENTATIONS: The Company hereby represents that all documents, news and other information produced or distributed by the Consultant and used in conjunction with the Company Profile do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Further, the Company represents that neither it, nor any person or entity acting on its behalf, has knowingly, negligently or recklessly distributed or produced information relating to the Company that has violated any local, state or federal law or statute. Further, the Company represents that in the future all information provided by the Company, or any person or entity acting on its behalf, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, and neither the Company or any person or entity acting on its behalf, will knowingly, negligently or recklessly violate any local, state or federal law or statute. In the event that the Company violates the above representations then the Consultant, at its option, shall have the right to cease performing services herein this Agreement. If said circumstances were to occur the Consultant would not be obligated to return any portion of the compensation package received hereunder.

7. PARENT AND SUBSIDIARY COMPANIES OR ENTITIES. This Consulting Agreement applies to all parent or subsidiary companies or entities of COMPANY.

8. EXCLUSION WITH RESPECT TO PARTNERSHIP. The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

9. NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail or overnight courier to the principal office of each party.

10. APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Delaware. Any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, shall be brought only in a court of competent jurisdiction within the State of Delaware, and each party hereby irrevocably consents to the jurisdiction of any such court.

11. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

12. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

13. CONSULTANT - AS AN INDEPENDENT CONTRACTOR. CONSULTANT shall provide said services as an independent contractor, and not as an employee of COMPANY or of any company affiliated with COMPANY. CONSULTANT has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase, and such action can not be construed to be made in good faith or with the acceptance of COMPANY; thereby becoming the sole responsibility of CONSULTANT. CONSULTANT is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMPANY employees. CONSULTANT shall be solely responsible for any Federal, State, or Local Taxes, and should COMPANY for any reason be required to pay taxes at a later date, CONSULTANT shall reassure such payment is made by CONSULTANT, and not by COMPANY. CONSULTANT shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

14. ATTORNEY'S FEES AND COSTS. In the event of any dispute arising out of the subject matter of this Agreement the prevailing party shall recover, in addition to any damages assessed, its attorneys fees and court costs incurred in litigating or otherwise settling or resolving such dispute.

15. CONSULTANT - NOT TO ENGAGE IN CONFLICTING ACTIVITIES. During the term of this agreement CONSULTANT shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by CONSULTANT and understands that CONSULTANT does, and shall, represent and service other and multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of CONSULTANT. CONSULTANT may or may not work with companies that are in the same industry, before or during the term of this agreement.

16. TRADE SECRETS AND INVENTIONS. CONSULTANT shall treat as proprietary any and all information belonging to COMPANY, it's affiliates, or any third parties, disclosed to CONSULTANT in the course of the performance of CONSULTANT services. CONSULTANT assigns and agrees to assign to COMPANY or its nominee all rights in invention and other proprietary information conceived by CONSULTANT during the term of this agreement with respect to any work performed under said agreement.

17. INSIDE INFORMATION -- SECURITIES VIOLATIONS. In the course of the performance of this Agreement it is expected that specific sensitive information concerning the operations of COMPANY, its business, and/or affiliate companies shall come to the attention and knowledge of CONSULTANT. In such event CONSULTANT will not divulge, discuss, or otherwise reveal such information to any third parties.

18. DISCLAIMER. CONSULTANT is in the business of investor/public relations and other related business, as previously stated above, and in no way proclaims to be an investment advisor and/or stock or securities broker. CONSULTANT is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities.


          IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement.

          For and in behalf of;
          InsynQ Inc. (OTCBB: ISNQ)


          By /s/ John P. Gorst

          Title  Chief Executive Officer

          Date   March 22, 2001

                                       For and in behalf of;
                                       Metromedia Research Group LLC

                                       By /s/ Jesse Boskoff

                                       Title  President

                                       Date   March 22, 2001

===============================================================================

Addendum

As per the agreement dated March 22, 2001, by and between InsynQ Inc., whose business address is 1101 Broadway Plaza, Tacoma, WA 98402 (the "COMPANY"), and Metromedia Research Group LLC, whose business address is 200 Water Street, Suite 2512, New York, NY, 10038 (the "CONSULTANT"), the following modification will be made:

Section 4 of the Agreement will now read as follows:

4. COMPENSATION. In full consideration of the services to be provided hereunder, the Company agrees to compensate the Consultant by payment in the amount of 200,000 144 restricted shares of ISNQ stock. Payment will be made prior to onset of the campaign. In addition, as of April 9, 2001, the Company has agreed to compensate Consultant by payment in the amount of 300,000
144 restricted shares of ISNQ stock.

Such additional compensation will be designated toward the hiring of Mark Lancaster, a consultant specializing in the small and micro-cap markets. Mark maintains an established network of influential private investors, brokers, and an email database of active investors.

The objective of this addendum will be to further assist InsynQ Inc. in the company's efforts to maximize its exposure amongst the investment world. Metromedia Research Group LLC believes that the efforts of Mark Lancaster will significantly impact the overall effectiveness of InsynQ's current Investor Relations initiative.

All other sections from the March 22, 2001 contract will remain as previously stated.

     IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement.


     For and in behalf of;
     InsynQ Inc. (OTCBB: ISNQ)


     By /s/ John P. Gorst

     Title  CEO

     Date April 10, 2001

                                       For and in behalf of;
                                       Metromedia Research Group LLC

                                       By /s/ Jesse Boskoff

                                       Title  President

                                       Date   April 10, 2001